April 19, 2007
CapitalSource Funding II Trust
c/o Wilmington Trust Company, as Owner Trustee
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
Ladies and Gentlemen:
     Reference is hereby made to that certain Amended and Restated Sale and Servicing Agreement, entered into effective as of September 17, 2003 (as amended, supplemented and otherwise modified from time to time, the “Sale and Servicing Agreement”), among CapitalSource Funding II Trust (the “Issuer”), CS Funding II Depositor LLC, as Depositor (in such capacity, the “Depositor”), CapitalSource Finance LLC (“CapitalSource”), as Loan Originator (in such capacity, the “Loan Originator”) and as Servicer (in such capacity, the “Servicer”), and Wells Fargo Bank, National Association, as Indenture Trustee on behalf of the Noteholders (in such capacity, the “Indenture Trustee”), as Collateral Custodian (the “Collateral Custodian”) and as Backup Servicer (the “Backup Servicer”). Capitalized terms used but not defined herein have the meanings assigned to them in the Sale and Servicing Agreement.
     In connection with the extension of the CSVII Financing Facility (defined below) by Citigroup Global Markets Realty Corp. to CapitalSource Funding VII Trust, an affiliate of the Issuer, Citigroup Global Markets Realty Corp. and Transamerica Life Insurance Company, as Noteholders/Purchasers, agree that the Issuer shall have no obligation to pay the Nonutilization Fee contemplated by the Sale and Servicing Agreement from and after the date hereof until the earlier of (x) October 16, 2007 and (y) the termination of the obligations of Citigroup to make any future advances under the CSVII Financing Facility and the repayment in full of all interest on and principal of the notes issued pursuant to that certain Indenture, dated as of April 19, 2007 (the “CSVII Indenture”), between CapitalSource Funding VII Trust, as issuer, and Wells Fargo Bank, National Association, as indenture trustee, and purchased by Citigroup Global Markets Realty Corp. pursuant to that certain Note Purchase Agreement, dated as of April 17, 2007, among CapitalSource Funding VII Trust, as issuer, CS Funding VII Depositor LLC, CapitalSource and Citigroup Global Markets Realty Corp., as purchaser (the “CSVII Financing Facility”); provided that the Issuer or the Servicer shall notify in writing the Noteholders/Purchasers of the earlier to occur of (x) repayment in full of all interest on and principal of the notes issued pursuant to the CSVII Indenture and the termination of the obligations of Citigroup to make any future advances under the CSVII Financing Facility and (y) October 16, 2007 at least ten (10) Business Days prior to the occurrence thereof. From and after the date hereof, the Issuer agrees that until the repayment in full of all obligations payable under the CSVII Financing Facility and the termination of the obligations of Citigroup to make any future advances under the CSVII Financing Facility, notwithstanding anything to the contrary in the Basic Documents, the Issuer may not request that either Purchaser purchase any Additional Note Principal Balances and neither Purchaser shall have any obligation to purchase any Additional Note Principal Balances.

     The parties hereto agree that while the CSVII Financing Facility is outstanding, the Issuer owns no Loans and no interest on or principal of the Notes remains unpaid or Outstanding, the Servicer shall not be obligated to deliver a Monthly Servicing Report for any Payment Date occurring after the Payment Date following the date hereof.
     Except as specifically provided in the second paragraph of this Side Letter, no other term, condition or provision of the Credit Agreement shall be deemed modified or amended, this Side Letter shall not be considered a novation of the Sale and Servicing Agreement and/or any other Basic Document, and the Sale and Servicing Agreement and the other Basic Documents shall remain in full force and effect. This Side Letter represents the entire agreement between the parties with respect to the subject matter hereof.
     Each of the Depositor, the Servicer, the Loan Originator and the Issuer hereby represents and warrants that (i) it has the power and is duly authorized to execute and deliver this Side Letter, (ii) this Side Letter has been duly authorized, executed and delivered, (iii) it is and will continue to be duly authorized to perform its obligations under the Basic Documents, (iv) except as required by this Side Letter, the execution, delivery and performance by it of this Side Letter does not and will not require any consent or approval, which has not already been obtained, from any Governmental Authority, equityholder or any other Person, (v) the execution, delivery and performance by it of this Side Letter shall not result in the breach of, or constitute a default under, any material agreement or instrument to which it is a party, (vi) this Side Letter and each of the Basic Documents to which it is a party constitutes its legal, valid and binding obligations, enforceable against it in accordance with their respective terms, except as limited by bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium and other similar laws (whether statutory, regulatory or decisional) and general equitable principles affecting creditors’ rights and remedies regardless of whether such enforceability is considered in a proceeding in equity or at law, and (vii) no Default, Event of Default or Servicer Event of Default exists.
     Each of the Depositor, the Servicer, the Loan Originator and the Issuer hereby (i) agrees to promptly reimburse the other parties hereto for any and all fees and expenses (including, without limitation, legal fees and expenses) which any such party hereto has incurred, incurs or will incur in connection with the preparation, negotiation, execution and enforcement of this Side Letter or any document, instrument or agreement delivered or to be delivered pursuant to this Side Letter, and (ii) affirms the reimbursement and indemnification provisions set forth in the Basic Documents, which are hereby incorporated herein by reference.
     This Side Letter is a document executed pursuant to the Sale and Servicing Agreement and shall (unless otherwise expressly indicated therein) be construed, administered or applied in accordance with the terms and provisions thereof.
     This Side Letter may be executed in any number of counterparts, each of which (including any copy hereof delivered by facsimile or PDF) shall constitute one and the same original instrument.
     This Side Letter shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflict of law principles (except for Sections 5-1401 and 5-1402 of the New York General Obligations Law).

     The Owner (as such term is defined in the Trust Agreement) hereby instructs the Owner Trustee, pursuant to Section 6.3 of the Trust Agreement, to execute and deliver this Side Letter.
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Very truly yours, CITIGROUP GLOBAL MARKETS REALTY CORP.
BY:	/s/ Gerald F. Keefe
	Name:	Gerald F. Keefe
	Title:	Authorized Signatory

TRANSAMERICA LIFE INSURANCE COMPANY as Purchasing Noteholder
BY:	/s/ Greg A. Podhajsky
	Name:	Greg A. Podhajsky
	Title:	Vice President

     ACKNOWLEDGED AND AGREED:

CAPITALSOURCE FUNDING II TRUST,
BY:	Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

BY:	/s/ Ian P. Monigle
	Name:	Ian P. Monigle
	Title:	Financial Services Officer

     ACKNOWLEDGED AND AGREED:

CS FUNDING II DEPOSITOR LLC, as Depositor
BY:	/s/ Jeffrey Lipson
	Name:	Jeffrey Lipson
	Title:	Vice President & Treasurer

CAPITALSOURCE FINANCE LLC, as Loan Originator and Servicer
BY:	/s/ Jeffrey Lipson
	Name:	Jeffrey Lipson
	Title:	Vice President & Treasurer

     ACKNOWLEDGED AND AGREED:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Indenture Trustee, Collateral Custodian and Backup Servicer
BY:	/s/ Jeanine C. Casey
	Name:	Jeanine C. Casey
	Title:	Assistant Vice President